                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              SEPRACORE, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 SEPRACOR INC.

                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 27, 1998

     The 1998 Annual Meeting of Stockholders of Sepracor Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 27, 1998 at 9:00 a.m., local time, to consider and act upon the following matters:

          1. To elect two Class III Directors for the ensuing three years;


          2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, increasing from 40,000,000 to 80,000,000 the number of authorized shares of Common Stock;


          3. To approve an amendment to the Company's 1991 Director Stock Option Plan;

          4. To approve an amendment to the Company's 1991 Restated Stock Option Plan;

          5. To approve the Company's 1998 Employee Stock Purchase Plan; and

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 8, 1998 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,

                                            DAVID P. SOUTHWELL
                                            Secretary

Marlborough, Massachusetts

April 22, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 SEPRACOR INC.

                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 27, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sepracor Inc. ("Sepracor" or the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m. on Wednesday, May 27, 1998 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.


     The Company's Annual Report for the year ended December 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 22, 1998.


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SEPRACOR INC., 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED


     On April 8, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 27,872,890 shares of Common Stock of the Company, $.10 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.


     Under the Company's Amended and Restated By-laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for the approval of the proposed amendment to the Company's Restated Certificate of Incorporation, as amended. The affirmative vote of the holders of a majority of the votes cast by the stockholders is required for the approval of each of the other matters to be voted on.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, and will have the effect of a vote against the proposed amendment to the Company's Restated Certificate of Incorporation, as amended.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information, as of January 31, 1998, with respect to the beneficial ownership of: (i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock, the Common Stock of BioSepra Inc. ("BioSepra Common Stock"), a publicly-held subsidiary company of Sepracor ("BioSepra"), and the Common Stock of HemaSure Inc. ("HemaSure Common Stock"), a publicly-held subsidiary company of Sepracor ("HemaSure"), by (A) each director and nominee for director; (B) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below; and (C) all directors and executive officers of the Company as a group.



     The number of shares of the Company's Common Stock, BioSepra Common Stock and HemaSure Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1998 through the exercise of any stock option or other right or upon conversion of the Company's 7% Convertible Subordinated Debentures due 2002 (the "7% Debentures"). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.



     The directors and executive officers of Sepracor disclaim beneficial ownership of the shares of BioSepra Common Stock and HemaSure Common Stock which are owned by Sepracor.





                                      SHARES OF                             SHARES OF          SHARES OF
                                       SEPRACOR        PERCENTAGE OF         BIOSEPRA           HEMASURE
                                        COMMON            SEPRACOR            COMMON             COMMON
                                        STOCK              COMMON             STOCK              STOCK
                                     BENEFICIALLY          STOCK           BENEFICIALLY       BENEFICIALLY
        NAME AND ADDRESS                OWNED           OUTSTANDING          OWNED(1)           OWNED(1)
        ----------------             ------------      -------------       ------------       ------------
5% STOCKHOLDERS
FMR Corp. and related entities...      2,494,800(2)         9.0%                 N/A                N/A
  82 Devonshire Street
  Boston, MA 02109
The Capital Group Companies, Inc.
  and related entities...........      1,400,000(3)         5.0%                 N/A                N/A
  333 South Hope Street
  52nd Floor
  Los Angeles, CA 90071
Putnam Investments Inc. and
  related
  entities.......................      1,560,874(4)         5.6%                 N/A                N/A
  One Post Office Square
  Boston, MA 02109
Soros Fund Management LLC and
  related entities...............      1,925,000(5)         6.9%                 N/A                N/A
  888 Seventh Avenue
  33rd Floor
  New York, NY 10106

                                      SHARES OF                             SHARES OF          SHARES OF
                                       SEPRACOR        PERCENTAGE OF         BIOSEPRA           HEMASURE
                                        COMMON            SEPRACOR            COMMON             COMMON
                                        STOCK              COMMON             STOCK              STOCK
                                     BENEFICIALLY          STOCK           BENEFICIALLY       BENEFICIALLY
              NAME                      OWNED           OUTSTANDING          OWNED(1)           OWNED(1)
              ----                   ------------      -------------       ------------       ------------
DIRECTORS
Timothy J. Barberich.............        749,616(6)         2.7%              35,000(7)          61,875(8)
James G. Andress.................         27,333(9)       *                  --                 --
Digby W. Barrios.................        26,333(10)       *                  --                 --
Robert J. Cresci.................        27,333(11)       *                  --                 --
Robert F. Johnston...............       700,971(12)         2.5%              90,000            100,000(13)
Keith Mansford, Ph.D.............        27,433(14)       *                  --                 --
James F. Mrazek..................       177,982(15)       *                  --                   5,500
Alan A. Steigrod.................        18,500(16)       *                    8,000            --
OTHER NAMED EXECUTIVE OFFICERS
David S. Barlow..................       287,597(17)         1.0%             --                  12,375(18)
Paul D. Rubin, M.D...............        25,453(19)       *                  --                   2,400
David P. Southwell...............       229,700(20)       *                    2,000(21)          5,000
James R. Hauske, Ph.D............        18,500(22)       *                  --                 --
All directors and executive
  officers as a group (14
  persons).......................     2,348,214(23)         8.4%             147,200(24)        187,150(25)


---------------

  *  Represents holdings of less than one percent.


 (1) As of January 31, 1998, no officer or director of Sepracor beneficially owned more than 1% of the BioSepra Common Stock or HemaSure Common Stock, except Mr. Johnston who owns approximately 1.1% of the outstanding BioSepra Common Stock and HemaSure Common Stock. All directors and executive officers as a group beneficially own approximately 1.7% of the outstanding BioSepra Common Stock and 2.1% of the outstanding HemaSure Common Stock.



 (2) FMR Corp. ("FMR") beneficially owns 2,494,800 shares of Common Stock of the Company. Fidelity Management & Research Company ("FM&RC") beneficially owns 2,396,500 of such shares as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. Fidelity Management Trust Company ("FMTC") beneficially owns 98,300 of such shares as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. FMR, through its control of FM&RC, and the funds each has sole power to dispose of the 2,396,500 of such shares owned by the funds. FMR does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. FMR, through its control of FMTC, has sole dispositive power over 98,300 of such shares and sole power to vote or direct the voting of 87,400 of such shares, and no power to vote or direct the voting of 10,900 of such shares which are owned by the institutional account(s) as reported above.



 (3) This information is taken from a Schedule 13G dated February 10, 1998. The Capital Group Companies, Inc. ("CGCI") and Capital Research Management Company ("CRMC") each report sole dispositive power and no voting power as to the aggregate number of shares of Common Stock of the Company shown above.

 (4) This information is taken from a Schedule 13G dated January 16, 1998, filed by Putnam Investments, Inc. ("PII") on behalf of itself and its affiliates. PII and Putnam Investment Management, Inc. report shared dispositive power as to the aggregate number of shares of Common Stock of the Company shown above.



 (5) This information is taken from a Schedule 13D dated November 10, 1997. Each of Winston Partners II LDC ("Winston LDC"), Chatterjee Advisors LLC ("CA"), Chatterjee Management Company ("CM") and Dr. Purnendu Chatterjee may be deemed to have the sole power to direct the voting and disposition of the 223,750 shares (.81% of the total number of outstanding shares) of Common Stock of the Company held for the account of Winston LDC. Each of Winston Partners, L.P. ("Winston Partners"), Chatterjee Fund Management, L.P. ("CFM") and Dr. Chatterjee may be deemed to have the sole power to direct the voting and disposition of the 185,000 shares (.67% of the total number of outstanding shares) held for the account of Winston Partners. Each of Winston Partners II LLC ("Winston LLC"), CA, CM and Dr. Chatterjee may be deemed to have the sole power to direct the voting and disposition of the 113,750 shares (.41% of the total number of outstanding shares) held for the account of Winston LLC. Each of George Soros and Stanley F. Druckenmiller may be deemed to have shared power to direct the voting and disposition of, and Soros Fund Management LLC ("SFM") may be deemed to have the sole power to direct the voting and disposition of the 740,000 shares (2.69% of the total number of outstanding shares) held for the account of Quantum Partners LDC ("QP"), the principal operating subsidiary of Quantum Fund N.V. ("QF"). Mr. Soros has sole voting and dispositive power of 387,500 shares (1.4% of the total number of outstanding shares) held for his personal account. The following information is as of January 31, 1998: each of Winston Partners, QP and Mr. Soros may be deemed to be the beneficial owner of 185,000 shares (.67% of the total number of outstanding shares) owned by Winston Partners. Each of Winston LDC, QP and Mr. Soros may be deemed to be the beneficial owner of 366,000 shares (1.32% of the total number of outstanding shares) owned by Winston LDC. Each of the Winston LLC, QP and Mr. Soros may be deemed to be the beneficial owner of 184,000 shares (.66%) of the total number of outstanding shares owned by Winston LLC. Each of QP, Mr. Soros, Winston Partners, Winston LDC and Winston LLC may be deemed to be the beneficial owner of 740,00 shares (2.69% of the total number of outstanding shares) owned by QP. Each of Mr. Soros, QP, Winston Partners, Winston LDC and Winston LLC may be deemed to be the beneficial owner of 450,000 shares (1.62% of the total number of outstanding shares) owned by Mr. Soros. The business address of Winston LDC, QF and QP is Kaya Flamboyan, 9, Curacao, Netherlands Antilles.



 (6) Includes 248,104 shares of Common Stock of the Company which Mr. Barberich has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options. Also includes an aggregate of 30,000 shares of Common Stock of the Company held in trust for Mr. Barberich's daughter, 107 shares of Common Stock of the Company held by Mr. Barberich's wife and 514 shares of Common Stock of the Company held by Mr. Barberich's daughter, as to which Mr. Barberich disclaims beneficial ownership.



 (7) Includes 33,000 shares of BioSepra Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.



 (8) Includes 49,875 shares of HemaSure Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.



 (9) Represents 27,333 shares of Common Stock of the Company which Mr. Andress has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.

(10) Includes 25,333 shares of Common Stock of the Company which Mr. Barrios has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding stock options.



(11) Represents 27,333 shares of Common Stock of the Company which Mr. Cresci has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(12) Includes 27,333 shares of Common Stock of the Company which Mr. Johnston has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options and 30,000 shares of Common Stock of the Company held by a trust of which Mr. Johnston is a beneficiary. Also includes an aggregate of 279,000 shares of Common Stock of the Company held in trust for Mr. Johnston's children, 160,000 shares held by Mr. Johnston's wife and 2,500 shares held in charitable trusts, although as to all such shares Mr. Johnston disclaims beneficial ownership.



(13) Includes 18,000 shares of HemaSure Common Stock held by trusts of which Mr. Johnston is a beneficiary and 12,000 shares of HemaSure Common Stock held in trust for Mr. Johnston's children, as to which Mr. Johnston disclaims beneficial ownership.



(14) Represents 27,333 shares of Common Stock of the Company which Dr. Mansford has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(15) Includes 27,333 shares of Common Stock of the Company which Mr. Mrazek has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options and 150,649 shares of Common Stock held by a trust of which Mr. Mrazek is a trustee and beneficiary.



(16) Includes 14,000 shares of Common Stock of the Company which Mr. Steigrod has the right to acquire within 60 days of January 31, 1998 upon exercise of outstanding options.



(17) Includes 285,597 shares of Common Stock of the Company which Mr. Barlow has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(18) Represents 12,375 shares of HemaSure Common Stock which Mr. Barlow has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(19) Includes 25,000 shares of Common Stock of the Company which Dr. Rubin has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options. Also includes 100 shares of Common Stock of the Company held by Dr. Rubin's son.



(20) Includes 228,000 shares of Common Stock of the Company which Mr. Southwell has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(21) Represents 2,000 shares of BioSepra Common Stock which Mr. Southwell has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(22) Represents 18,500 shares of Common Stock of the Company which Dr. Hauske has the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(23) Includes an aggregate of 1,011,199 shares of Common Stock which all executive officers and directors have the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(24) Includes an aggregate of 47,200 shares of BioSepra Common Stock which all directors and executive officers have the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.



(25) Includes an aggregate of 62,250 shares of HemaSure Common Stock which all directors and executive officers have the right to acquire within 60 days after January 31, 1998 upon exercise of outstanding options.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 2000, 1999 and 1998, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect as directors Digby W. Barrios and Alan A. Steigrod, the Class III nominees named below, unless the proxy is marked otherwise. Each of the nominees is currently a member of the Board of Directors of the Company. Each Class III Director will be elected to hold office until the Annual Meeting of Stockholders in 2001 and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class III directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1998, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

           NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS III DIRECTORS)

     DIGBY W. BARRIOS, age 60, has been a director since 1992.

          Since July 1992, Mr. Barrios has been a management consultant. Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company, from 1988 until June 1992. Mr. Barrios also serves as a director of Cypros Pharmaceutical Corporation, Roberts Pharmaceutical Corporation and Sheffield Pharmaceuticals.

     ALAN A. STEIGROD, age 60, has been a director since 1995.

          Since January 1996, Mr. Steigrod has been President and Chief Executive Officer of Newport HealthCare Ventures, which provides consulting services in connection with the biopharmaceutical industry. From January 1993 to November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a development-stage neuroscience company. From March 1991 to January 1993, Mr. Steigrod was an independent biotechnology/pharmaceutical business consultant. Mr. Steigrod also serves as a director of Cellegy Pharmaceuticals, Inc.

            DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS I DIRECTORS)

     JAMES G. ANDRESS, age 59, has been a director since 1991.


          Since November 1996, Mr. Andress has been Chief Executive Officer of Warner Chilcott, Plc, a publicly held pharmaceutical company. From November 1995 to October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from 1989 to November 1995. He also serves as a director of Allstate Insurance Company, Inc., Information Resources, Inc., NeoRx Corporation, OptionCare Corporation, The Liposome Company, Inc. and Xoma Corporation.


     ROBERT J. CRESCI, age 54, has been a director since 1990.

          Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves as a director of Arcadia Financial Ltd., Bridgeport Machines, Inc., Candlewood Hotel Co., Castle Dental Centers, Inc., Educational Medical, Inc., EIS International, Inc., Film Roman, Inc., Garnet Resources Corporation, GeoWaste, Inc., HarCor Energy, Inc., Hitox, Inc., Meris Laboratories, Inc., Source Media, Inc. and several private companies.

     JAMES F. MRAZEK, age 57, has been a director since 1984.

          Since April 1996, Mr. Mrazek has served as President and Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 to March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)


     TIMOTHY J. BARBERICH, age 50, has been a director since 1984.



          Mr. Barberich has served as President and Chief Executive Officer of the Company since 1984. He also serves as Chairman of the Board and a director of BioSepra and HemaSure, publicly-held subsidiaries of the Company.



     ROBERT F. JOHNSTON, age 61, has been a director since 1984.



          Mr. Johnston has served as Managing Director of Johnston Associates, Inc., a venture capital firm, since 1969. He also serves as a director of Envirogen, Inc.



     KEITH MANSFORD, PH.D., age 66, has been a director since 1993.


          Dr. Mansford has served as the Principal of Mansford Associates, a pharmaceutical consulting firm, since 1992. Dr. Mansford served as a Chairman, Research & Development, of SmithKline Beecham plc from July 1989 to January 1992.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1997. The members of the Audit Committee are Messrs. Cresci, Johnston and Steigrod.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held one meeting during 1997. The members of the Compensa-tion Committee are Messrs. Andress, Barrios and Mrazek. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held five meetings during 1997. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS


     Directors who are neither officers nor employees of the Company (the "Outside Directors") receive $12,000 per year for their services as directors plus $1,200 for each Board and Committee meeting attended, receive expense reimbursement for attending Board and Committee meetings and are entitled to participate in the Company's 1991 Director Stock Option Plan (the "Director Plan") which provides for automatic grants of non-statutory stock options to Outside Directors. Messrs. Andress, Barrios, Cresci, Johnston, Mrazek and Steigrod and Dr. Mansford each received stock options in 1997 under the Plan to purchase 8,000 shares of Common Stock at a price of $24.25, the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.


     Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

     The Company is a party to a royalty arrangement with Johnston Associates, Inc., an affiliate of Mr. Johnston, a director of the Company, under which the Company would be required to pay certain additional fees to Johnston Associates in the event the Company enters into a license agreement for certain pharmaceutical products with specified customers. There were no payments under this agreement in 1997.

     The Company is a party to a consulting agreement with Mr. Steigrod, a director of the Company. Under this consulting agreement, as amended, Mr. Steigrod performs such consulting services as the Company reasonably requests in the areas of potential Company acquisitions, the upper respiratory markets and specialty sales and marketing capabilities and organizations. Under this agreement, the Company pays Mr. Steigrod $250 an hour for his services, not to exceed $2,000 per day or an aggregate of $42,000 per year, plus expenses. Under this consulting agreement, the Company paid Mr. Steigrod $29,000 for services rendered in 1997.


     The Company is a party to a consulting agreement with Mr. Barrios, a director of the Company, under which the Company paid Mr. Barrios $6,000 for consulting services in 1997.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of the Company's President and Chief Executive Officer and the Company's four other most highly compensated executive officers during 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                               ANNUAL COMPENSATION            ----------------
                                      -------------------------------------      NUMBER OF
                                                               OTHER ANNUAL        SHARES         ALL OTHER
          NAME AND                                             COMPENSATION   UNDERLYING STOCK   COMPENSATION
     PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)        ($)(1)       OPTIONS(#)(2)        ($)(3)
     ------------------        ----   ---------   --------     ------------   ----------------   ------------
Timothy J. Barberich.........  1997    261,250     125,000             0           105,000           2,794
President and Chief Executive  1996    251,730      85,000             0                 0           2,099
Officer                        1995    225,813      80,000             0           300,000           1,675
David S. Barlow..............  1997    192,326      90,000             0            80,000           2,418
Executive Vice President and   1996    184,577      80,000             0                 0           1,879
President, Pharmaceuticals     1995    175,251      70,000        32,531           400,000(4)          448
David P. Southwell...........  1997    191,100      95,000             0            75,000           1,594
Executive Vice President,      1996    183,403      80,000             0                 0           1,114
  Chief Financial Officer      1995    160,001      70,000             0           130,000             364
  and Secretary
Paul D. Rubin, M.D.(5).......  1997    241,662     120,000        10,218            75,000           2,418
Senior Vice President,         1996    180,000     170,000(6)     51,465           200,000           1,714
Development
James R. Hauske, Ph.D(7).....  1997    166,057      42,000             0            35,000           3,066
Senior Vice President,         1996    151,154      30,000             0           100,000           1,493
Discovery                      1995     23,298           0             0                 0             101


---------------

(1) Amounts shown represent reimbursement received for relocation expenses. Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for each Named Executive Officer for such year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1995, 1996 and 1997.

(3) Represents the taxable portion of group life insurance paid by the Company and/or the value of 401(k) matching contributions made by the Company.

(4) The number of options awarded in 1995 includes options for 200,000 shares which were repriced in 1995.

(5) Dr. Rubin joined the Company in April 1996.

(6) Includes a $50,000 signing bonus.

(7) Dr. Hauske joined the Company in November 1995.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1997 by the Company to the Named Executive Officers.

                           OPTION GRANTS IN LAST YEAR


                                        INDIVIDUAL GRANTS
                               ------------------------------------
                                            PERCENT OF
                               NUMBER OF       TOTAL                               POTENTIAL REALIZABLE VALUE
                               SECURITIES     OPTIONS                              AT ASSUMED ANNUAL RATES OF
                               UNDERLYING   GRANTED TO    EXERCISE                  STOCK PRICE APPRECIATION
                                OPTIONS      EMPLOYEES     OR BASE                     FOR OPTION TERM(3)
                                GRANTED      IN FISCAL      PRICE     EXPIRATION   ---------------------------
            NAME                 (#)(1)        YEAR       ($/SH)(2)      DATE         5%($)          10%($)
            ----               ----------   -----------   ---------   ----------   ------------   ------------
Timothy J. Barberich.........   105,000         15%         24.25     7/17/2007      1,601,323      4,058,067
David S. Barlow..............    80,000         11%         24.25     7/17/2007      1,220,056      3,091,860
David P. Southwell...........    75,000         11%         24.25     7/17/2007      1,143,802      2,896,619
Paul D. Rubin, M.D...........    75,000         11%         24.25     7/17/2007      1,143,802      2,896,619
James R. Hauske, Ph.D........    35,000          5%         24.25     7/17/2007        533,774      1,352,689


---------------


(1) Options granted by the Company generally vest in five equal annual installments commencing one year from the date of grant. The options granted to the Named Executive Officers in 1997 will vest in five equal annual installments commencing on the date the price per share of Sepracor Common Stock reaches or exceeds $50.00 for twenty consecutive business days; provided, however, that the options will vest in full on July 17, 2004.



(2) The exercise price is equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of grant.


(3) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the options are exercised.

     Option Exercises and Year-End Option Values Table. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 1997, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1997.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES


                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                                        UNEXERCISED        IN-THE-MONEY OPTIONS
                                                                          OPTIONS              AT YEAR-END
                                                                      AT YEAR-END(#)              ($)(2)
                                      SHARES                       ---------------------   --------------------
                                    ACQUIRED ON       VALUE            EXERCISABLE/            EXERCISABLE/
               NAME                  EXERCISE     REALIZED($)(1)       UNEXERCISABLE          UNEXERCISABLE
               ----                 -----------   --------------   ---------------------   --------------------
Timothy J. Barberich..............    216,935        3,492,849        248,104/403,736      7,644,305/10,630,245
David S. Barlow...................          0                0        253,596/326,404      8,186,760/ 8,861,740
David P. Southwell................          0                0        228,000/277,000      5,401,500/ 7,550,015
Paul D. Rubin, M.D................     10,000          137,510         25,000/240,000        700,000/ 5,848,125
James R. Hauske, Ph.D.............      1,500           26,813         18,500/115,000        476,500/ 2,638,125


---------------


(1) Based on the closing sales price of the Common Stock as reported by the Nasdaq National Market on the date of exercise less the option exercise price.



(2) Value based on the closing sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1997 ($40.0625), the last trading day of 1997, less the applicable option exercise price.


REPORT OF THE COMPENSATION COMMITTEE

     The executive compensation program of the Company is administered by the Compensation Committee which is composed of three non-employee directors.

     The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee establishes the compensation policies of the Company for Timothy J. Barberich, the Chief Executive Officer of the Company, and the Company's two Executive Vice Presidents, Messrs. Barlow and Southwell. In addition, Mr. Barberich recommends compensation packages for the remaining executive officers which the Compensation Committee reviews and approves. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 1997 as they affected Mr. Barberich and the Company's other Named Executive Officers.

  Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

     -  COMPETITIVE AND FAIR COMPENSATION

          The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

     -  SUSTAINED PERFORMANCE

          Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each Named Executive Officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives are set at or prior to the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

     - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of three elements -- salary, bonus and stock options. In early 1997, the Committee established an executive bonus plan for 1997 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. Bonuses totaling $472,000 were paid to the Named Executive Officers for 1997.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology, timely development and introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties.

Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Compensation for Named Executive Officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by a Named Executive Officer of corporate, business group or individual performance goals. In 1997, the Company granted stock options to purchase an aggregate of 370,000 shares of the Company's Common Stock to Named Executive Officers at an exercise price of $24.25 per share. All stock options granted to Named Executive Officers in 1997 were granted at fair market value on the date of grant.

     Named Executive Officers are also eligible to participate in the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants) in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions. The Company's 1991 Plan was amended in 1995 and was reapproved by the stockholders in 1997 with the intent of preserving the availability of tax deductions to the Company that might otherwise be unavailable under Section 162(m) of the Code.

  Mr. Barberich's 1997 Compensation

     Mr. Barberich is eligible to participate in the same executive compensation plans available to the other Named Executive Officers. The Compensation Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Mr. Barberich's salary for 1997 increased from $251,730 to $261,250. Mr. Barberich received a bonus of $125,000 in 1998 for 1997 performance.

                                            Compensation Committee

                                            James G. Andress
                                            Digby W. Barrios
                                            James F. Mrazek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE


     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from December 31, 1992 through the year ended December 31, 1997 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1992 and reinvestment of all dividends). Measurement points are on the last trading day of the Company's years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997.



                           [STOCK PERFORMANCE GRAPH]

                    Measurement Period                       Sepracor Inc.    Nasdaq Composite Index
                  (Fiscal Year Covered)                                                               Nasdaq Pharmaceutical Index
12/31/92                                                              100.00               100.00                    100.00
12/31/93                                                               68.00               115.00                     89.00
12/31/94                                                               43.00               111.00                     67.00
12/31/95                                                              193.00               155.00                    123.00
12/31/96                                                              175.00               191.00                    123.00
12/31/97                                                              422.00               232.00                    127.00

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1993 and July 1994, the Company loaned to Mr. Barlow, Executive Vice President and President, Pharmaceuticals, $124,000 and $75,000, respectively, in connection with his relocation to Massachusetts. The loans accrue interest at prime plus 75 basis points and are secured by Mr. Barlow's options for Common Stock of the Company and by Mr. Barlow's house. Originally, the loans were payable in June 1996, but in 1996 the Company extended repayment of the loans to June 1997. On July 1, 1997 the Company consolidated the outstanding principal and interest into one promissory note for $237,317 and extended repayment of the consolidated loan to December 30, 1997. In December 1997, the Company extended repayment of the loan to December 31, 1998.

     On May 23, 1996 the Company loaned $175,000 to Dr. Rubin to assist with his relocation expenses. The loan was represented by a promissory note. The note was non-interest bearing for the first six months and bore interest at prime plus 75 basis points thereafter compounded and reset quarterly. The note was secured by Dr. Rubin's options for Common Stock of the Company. The note was repayable in full upon the earlier of (i) the termination of Dr. Rubin's employment with the Company or (ii) the sale of Dr. Rubin's existing residence. In August 1996, Dr. Rubin repaid $110,000 of the outstanding amount on the note. A new note representing the remaining outstanding indebtedness of $65,000 was issued. The new note was non-interest bearing for six months and thereafter accrued interest at prime plus 75 basis points. The new note was repayable in full upon the earlier of the (i) termination of Dr. Rubin's employment with the Company or
(ii) payment of Dr. Rubin's 1996 bonus in 1997. The second note was repaid in full by Dr. Rubin in February 1997.

     On January 22, 1998 the Company loaned $150,000 to Dr. Rubin to assist with a house purchase. The loan was represented by a promissory note. The note was non-interest bearing and was secured by Dr. Rubin's options for Common Stock of the Company. The note was repayable in full upon the earlier of (i) the termination of Dr. Rubin's employment with the Company, (ii) upon exercise of options to purchase 12,000 shares of Common Stock of the Company, or (iii) June 30, 1998. In March 1998, Dr. Rubin repaid the entire outstanding amount on the note.

EMPLOYMENT AGREEMENTS


     Under a letter agreement, dated June 14, 1993, between the Company and Mr. Barlow, the Company has agreed to pay Mr. Barlow six months' salary in the event of termination of Mr. Barlow's employment without cause.


     Under a letter agreement, dated June 10, 1994, between the Company and Mr. Southwell, the Company has agreed to pay Mr. Southwell one year's salary plus bonus in the event of termination of Mr. Southwell's employment.


     Under a letter agreement, dated February 23, 1996, between the Company and Dr. Rubin, Dr. Rubin is entitled to an annual salary of $240,000 and a $50,000 signing bonus. In addition, in 1996 Dr. Rubin received stock options to purchase 200,000 shares of the Company's Common Stock. Under the letter agreement, Dr. Rubin was also eligible to receive, and in 1997 received, a bonus of $120,000 for his 1996 performance. If Dr. Rubin is terminated by the Company without cause, or if the Company is acquired by a third party for a price per share of $2.00 or less above the exercise price of Dr. Rubin's stock options, Dr. Rubin receives a severance payment equal to one year's salary.

              PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION


     On February 26, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation, as amended, providing for an increase from 40,000,000 to 80,000,000 in the number of authorized shares of Common Stock (the "Charter Amendment"). As of March 13, 1998, the Company had a total of approximately 27,851,045 shares of Common Stock outstanding, 3,613,305 shares of Common Stock reserved for issuance upon conversion of stock options outstanding under its stock option and stock purchase plans, 33,520 shares of Common Stock reserved for issuance upon exercise of warrants, approximately 4,110,000 shares of Common Stock reserved for issuance upon conversion of the 7% Debentures and approximately 4,000,000 shares of Common Stock reserved for issuance upon conversion of the Company's 6 1/4% Convertible Subordinated Debentures due 2005.


     If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with its existing stock option plans, upon exercise of outstanding warrants, upon conversion of the outstanding debentures and upon sale of shares purchased pursuant to employee stock purchase plans, the Company has no present intention or plans to issue any shares of Common Stock.

BOARD RECOMMENDATION


     The Board of Directors believes that the approval of the Charter Amendment increasing the number of shares of authorized Common Stock is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.


              PROPOSAL 3 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1991 DIRECTOR STOCK OPTION PLAN

     The 1991 Director Stock Option Plan (as amended, the "Director Plan") was adopted by the Board of Directors on June 24, 1991, and approved by the stockholders in July 1991. The Director Plan provided that the then current directors of the Company who were not officers or employees of the Company ("Outside Directors") were entitled to receive non-statutory stock options (the "Initial Options") to purchase 10,000 shares of Common Stock on December 31, 1991. The Director Plan further provides that Outside Directors who join the Company's Board after December 31, 1991 are entitled to receive Initial Options to purchase 10,000 shares of Common Stock on the date that they first become members of the Company's Board of Directors. In addition, the Director Plan provides that non-statutory options (the "Additional Options") to purchase 8,000 shares of Common Stock will be granted to Outside Directors on an annual basis immediately following each annual meeting of stockholders (the "Annual Grant Date"). Each Initial Option is exercisable in equal annual installments of 2,000 shares beginning on the first anniversary of the date of grant and each Additional Option is exercisable in full immediately prior to the annual meeting of stockholders next following the Annual Grant Date. Only Outside Directors who have served as directors for at least six months prior to an Annual Grant Date shall be eligible to receive an Additional Option under the Director Plan on such date.

     On February 26, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan which increased from 275,000 to 500,000 the shares of Common Stock that may be issued under the Director Plan, subject to adjustment as provided in the Plan. As of March 13, 1998, options to purchase a total of 227,998 shares were outstanding under the Director Plan.

     The purpose of the Director Plan is to encourage equity ownership in the Company by Outside Directors of the Company whose continued services are considered essential to the Company's future progress, to provide them with further incentive to remain as directors and to compensate them for their services as directors.

     If the amendment to the Director Plan is approved by the stockholders, the number of shares of Common Stock available for issuance upon exercise of options granted under the Director Plan will increase from 275,000 to 500,000. The amendment to the Director Plan is dependent on stockholder approval of the Charter Amendment.

     Summary of the Director Plan. The Director Plan provides for the grant of stock options for up to 275,000 shares of the Company's Common Stock. All options granted under the Director Plan are granted at the fair market value of the Company's Common Stock on the date of grant and require that the exercise price be paid in cash. Options granted under the Director Plan generally are not transferable by the option holder except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than 10 years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one-year period thereafter.

     The Board of Directors may suspend or discontinue the Director Plan or amend it in any respect; provided, however, that without the approval of the stockholders, no amendment may change the number of shares subject to the Director Plan, change the directors eligible to receive options or materially increase the benefits accruing to participants under the Director Plan.


     For a description of options granted to directors in 1997 under the Director Plan, see "Compensation for Directors" above.


FEDERAL INCOME TAX CONSEQUENCES

     Tax Consequences to Participants. A participant will not recognize taxable income upon the grant of an option under the Director Plan. However, a participant will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

     Tax Consequences to the Company. The grant of an option under the Director Plan will have no tax consequences to the Company except that the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the Director Plan.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the amendment to the Director Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

              PROPOSAL 4 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1991 RESTATED STOCK OPTION PLAN

     In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the Company's 1991 Restated Stock Option Plan (the "1991 Plan"), the Company is currently authorized to grant options to purchase up to an aggregate of 5,000,000 shares of Common Stock to officers and employees of, and consultants to, the Company. As of March 13, 1998, there were 9,464 shares available for future grant under the 1991 Stock Option Plan. Accordingly, as of March 13, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1991 Stock Option Plan, that increased from 5,000,000 to 7,500,000 the number of shares of Common Stock available for issuance upon exercise of options granted under the 1991 Stock Option Plan (subject to adjustment for certain changes in the Company's capitalization) (the "Option Plan Amendment"). The Option Plan Amendment is dependent on stockholder approval of the Charter Amendment.

SUMMARY OF THE 1991 PLAN

     The following is a summary of the material provisions of the 1991 Plan.

     The 1991 Plan provides for the grant of stock options to officers and employees (including directors who are also employees) of and consultants to the Company and its subsidiaries. Under the 1991 Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, or options not intended to qualify as incentive stock options. The 1991 Plan provides that the maximum number of shares of Common Stock with respect to which options may be granted to any employee may not exceed 500,000 during any calendar year. Incentive stock options may be granted only to employees of the Company.

     The 1991 Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock covered by the option, (ii) when the option becomes exercisable (generally over a five-year period), (iii) the option exercise price, which, in the case of incentive stock options generally must be at least 100% of the fair market value of the Common Stock as of the date of grant, and
(iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years). Except as otherwise provided in the relevant option agreement, in the event of the sale of all or substantially all of the business or assets of the Company by merger, sale of assets or otherwise, the exercise dates of all options then outstanding under the 1991 Plan shall be accelerated in full.

     Payment of the option exercise price may be made in cash, by delivery of shares of Common Stock held by the optionee, by any other means determined by the Compensation Committee or by any combination of such methods of payment. Options are generally non-transferable other than by will or by the laws of descent and distribution or, in some cases, pursuant to certain domestic relations orders. As of March 13, 1998, substantially all of the employees of the Company and its subsidiaries were eligible to participate in the 1991 Plan. On March 13, 1998, the closing sales price of the Company's Common Stock on the Nasdaq National Market was $39.8125.

     If the Option Plan Amendment is approved by the stockholders, the number of shares of Common Stock available for issuance upon exercise of options granted under the 1991 Stock Option Plan will increase from 5,000,000 to 7,500,000.


     The exercise price of options granted under the 1991 Plan can be greater than, less than or equal to the fair market value of the Common Stock on the date of grant except that for incentive stock options the exercise price generally must be at least 100% of the fair market value of the Common Stock on the date of grant.


     Because option grants under the 1991 Plan are determined on a case-by-case basis by the Compensation Committee of the Board of Directors, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. During 1997, all current executive officers as a group received options to purchase 435,000 shares of Common Stock, at a weighted average exercise price of $24.15 per share, and all employees, excluding all current executive officers as a group, received options to purchase 263,200 shares of Common Stock at a weighted average exercise price of $23.82 per share. During 1997, no current director of the Company (other than Mr. Barberich) received options under the 1991 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company. The grant of an option under the 1991 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1991 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1991 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     The Board of Directors believes that the Option Plan Amendment is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such Amendment.


                    PROPOSAL 5 -- APPROVAL OF 1998 EMPLOYEE

                              STOCK PURCHASE PLAN


     The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, on February 26, 1998, the Board of Directors adopted, subject to stockholder approval, the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") covering 300,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization). Approval of the Purchase Plan is dependent on stockholder approval of the Charter Amendment.


GENERAL

     The Purchase Plan consists of one or more semi-annual offerings. The offering periods shall be June 1 to the next succeeding November 30, and December 1 to the next succeeding May 31, beginning June 1, 1998. The number of shares available for any offering may be increased by the shares, if any, which were made available but not purchased during prior offerings under the Purchase Plan.

     During each offering, the maximum number of shares which may be purchased by an employee is determined on the first day of the offering period under a formula whereby 85% of the market value of a share of Common Stock on the first day of the offering period is divided into an amount equal to 6% of the employee's annualized regular salary. An employee may elect to have up to a maximum of 10% deducted from his or her regular salary. The price at which the employee's option is exercised is the lower of (a) 85% of the closing price of the Common Stock as quoted on the Nasdaq Stock Market on the day that the offering commences, or (b) 85% of the closing price of the Common Stock as quoted on the Nasdaq Stock Market on the day that the offering terminates.

ELIGIBILITY

     With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company (including Directors who are employees) as of the date an offering commences and who ordinarily works 20 or more hours per week and more than five months per year is eligible to participate in the Purchase Plan. As of March 13, 1998, substantially all of the employees of the Company and its subsidiaries would have been eligible to participate in the Purchase Plan if it had been in effect.

AMENDMENTS; ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board of Directors which is authorized to make rules and regulations for the administration and interpretation of the Purchase Plan. The Compensation Committee may amend the Purchase Plan at any time. However, no amendment shall be made without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under such Plan, (b) materially increase the number of shares which may be issued under such Plan, or (c) materially modify the requirements as to eligibility for participants under such Plan.

     Because option grants under the Purchase Plan will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. Directors who are neither officers nor employees of the Company are not eligible to participate in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the

Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     The Board of Directors believes the Purchase Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. is currently serving as the Company's independent accountants. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1985. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports furnished to the Company and representations made to the Company, the Company believes that during 1997 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, with the following exceptions: Mr. Mrazek and his wife transferred 160,649 shares to a trust in March 1995, and the Form 5 reporting this transaction was filed on April 8, 1998; and a trust of which Mr. Johnston is a beneficiary sold 5,000 shares in December 1997, and the amendment to Form 5 reporting this transaction was filed on April 16, 1998.


MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES


     All costs of solicitation of proxies will be borne by the Company. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, courier, telephone, facsimile and personal interviews. In addition, the Company has retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. For these services the Company will pay a fee of approximately $2,000 plus expenses. The Company will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING


     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 23, 1998 for inclusion in the proxy statement for that meeting.


                                            By Order of the Board of Directors,

                                            DAVID P. SOUTHWELL
                                            Secretary


April 22, 1998


     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      1074-PS-98

                                   Appendix A

                                  SEPRACOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  Annual Meeting of Stockholders - May 27, 1998


P           Those signing on the reverse side, revoking any prior proxies,
R     hereby appoint(s) Timothy J. Barberich and David P. Southwell, or each of
O     them with full power of substitution, as proxies for those signing on the
X     reverse side to act and vote at the 1998 Annual Meeting of Stockholders of
Y Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3, 4, 5 AND 6.



                    PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

________________________________             ________________________________


________________________________             ________________________________


________________________________             ________________________________



[SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       [SEE REVERSE
    SIDE]                                                               SIDE]


[X] Please mark
    votes as in
    this example.

    A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2, 3, 4, 5 AND 6 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    1.  Election of Class III Directors                                                                      FOR   AGAINST   ABSTAIN

        Nominees:                                               2.  Approval of amendment to the             [ ]      [ ]       [ ]
                                                                    Company's Restated Certificate of
        Digby W. Barrios                                            Incorporation increasing from
                                                                    40,000,000 to 80,000,000 the number
        Alan A. Steigrod                                            of authorized shares of Common Stock.

                FOR all
                nominees                                        3.  Approval of amendment to the             [ ]      [ ]       [ ]
               (except as                                           Company's 1991 Director Stock
               indicated       WITHHELD                             Option Plan.
                to the         from all
               contrary)       nominees                         4.  Approval of amendment to the             [ ]      [ ]       [ ]
                                                                    Company's 1991 Restated Stock
                 [ ]              [ ]                               Option Plan.

                                                                5.  Approval of 1998 Employee Stock          [ ]      [ ]       [ ]
     ___________________________________________                    Purchase Plan.

     INSTRUCTIONS:  TO WITHHOLD AUTHORITY FOR AN                6.  To transact such other business          [ ]      [ ]       [ ]
     INDIVIDUAL NOMINEE, WRITE THE NAME OF SUCH                     as may properly come before the
     NOMINEE ON THE LINE ABOVE. YOUR SHARES WILL                    meeting.
     BE VOTED FOR THE REMAINING NOMINEE.
                                                                 MARK HERE
                                                                 FOR ADDRESS CHANGE    [ ]
                                                                 OR COMMENTS AND
                                                                 NOTE ON REVERSE

                                                                 Please sign this proxy exactly as your name appears hereon.
                                                                 Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign.
                                                                 If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.


Signature: ____________________________  Date: ______________       Signature: ____________________________  Date: ______________




